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                                                                    EXHIBIT 32.2


                  CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER
               UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       In connection with the filing by National Quality Care, Inc. (the "Small Business Issuer") of its Quarterly Report on Form 10-QSB for the three months ended September 30, 2006 (the "Quarterly Report") with the Securities and Exchange Commission, I, Victor Gura, Chief Financial Officer of the Small Business Issuer., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(3) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Small Business Issuer as of, and for, the periods presented in such report.

       A signed original of this written statement required by Section 906 has been provided to the Small Business Issuer and will be retained by the Small Business Issuer and furnished to the Securities and Exchange Commission or its staff upon request.


DATED:  NOVEMBER 7, 2006     BY:  /S/ VICTOR GURA
                                  -----------------------
                                       VICTOR GURA
                                  CHIEF FINANCIAL OFFICER